ENVIRONMENTAL SOLUTIONS WORLDWIDE RIGHTS OFFERING REGISTRATION STATEMENT DECLARED EFFECTIVE

CONCORD, ON -- June 10, 2011 -- Environmental Solutions Worldwide, Inc. ("ESW") (OTCQB: ESWW) (Frankfurt Stock Exchange FWB: EOW) today announced that the registration statement on Form S-1 for its previously announced rights offering to its existing stockholders was declared effective on June 9, 2011 by the Securities and Exchange Commission.

Under the terms of the rights offering described in the prospectus contained in the registration statement, ESW will distribute at no charge non-transferable subscription rights to purchase up to an aggregate of 66,666,667 shares of common stock to stockholders who owned shares of ESW common stock as of the close of business on June 9, 2011, which is the record date for the rights offering. Each holder of record as of the close of business on the record date will receive one subscription right for each share of ESW common stock owned at the close of business on the record date. Each subscription right entitles the holder to purchase 0.51494 shares of ESW common stock at a subscription price of $0.12 per share. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on June 30, 2011, unless ESW extends the subscription period in its sole discretion.

ESW expects to mail, in the next few days, the final prospectus and other items necessary for exercising the rights to stockholders as of the close of business on the record date, other than those stockholders whose address is outside the United States or an Army Post Office or a Fleet Post Office address. ESW will not mail the final prospectus and other items necessary to exercise the rights to stockholders whose address is outside the United States or which is an Army Post Office or a Fleet Post Office address. To exercise their subscription rights, stockholders whose address is outside the United States or which is an Army Post Office or a Fleet Post Office address must contact the subscription agent, Bay City Transfer Agency & Registrar, P.O. Box 874, Bay City, Michigan 48707 or by telephone at (989) 891-9720, prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that such stockholder is permitted to exercise the rights under applicable law. The rights and the underlying shares of common stock have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities, in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state. The securities may only be offered by means of a prospectus, copies of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting ESW, 335 Connie Crescent, Concord, Ontario, Canada L4K 5R2 or by telephone at (905) 695-4142. The prospectus contains important information about the rights offering, and ESW's stockholders are urged to read the prospectus carefully.

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ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.

For updated information, please visit ESW's website at: www.cleanerfuture.com

FORWARD-LOOKING STATEMENTS

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of and demand for ESW's products; future industry market conditions; future production, operating and overhead costs; operational and management restructuring activities; future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on ESW; productivity, business process, rationalization, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by ESW's management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in ESW's SEC filings and the following: current global economic and capital market uncertainties; potential inability to complete the rights offering; potential dilution to ESW's stockholders from the rights offering; potential inability to continue to comply with government regulations such as CARB and EPA; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by ESW; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against ESW; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to ESW or persons acting on its behalf are expressly qualified in their entirety by these factors. ESW undertakes no obligation to publicly update or revise any forward-looking statement.

Contact information for Environmental Solutions Worldwide, Inc.:

Investor Relations, 1-905-695-4142

Investor-relations@cleanerfuture.com